UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2020

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093
(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 26, 2020, we held our Annual Meeting of Stockholders for the following purposes:

(1) To elect nominees to our Board of Directors, including John A. Brda, Gregory McCabe, Robert Lance Cook, Michael J. Graves and Alexandre Zyngier;

(2) To ratify the selection of Briggs & Veselka Co. as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

(3) To transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above-named nominees to the Board were elected, and the selection of Briggs & Veselka was ratified. There were no other matters presented for action at the Annual Meeting. The exact results of the stockholder vote are as follows:

Total Votes Outstanding as of the Record Date, September 14, 2020:	99,170,297

Total Votes Present Either by Proxy or in Person:	52,696,036

Item 1: Election of Directors

	FOR	WITHHELD
John A. Brda	49,772,579	1,277,720
Gregory McCabe	50,263,143	787,156
Robert Lance Cook	50,125,479	924,820
Michael J. Graves	49,816,287	1,234,012
Alexandre Zyngier	49,641,979	1,408,320

Additionally, there was a total of 1,645,737 broker non-votes for the election of directors.

Item 2:	Ratification of selection of Briggs & Veselka Co. as the independent registered public accounting firm for the fiscal year ending December 31, 2020

Votes for:	51,659,621
Votes against:	815,887
Votes abstained:	220,528

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: October 27, 2020	By: /s/ John A. Brda
John A. Brda
President

3